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                                                                     Exhibit 3.1



                        [SEAL OF STATE OF COLORADO 1876]


                               STATE OF COLORADO

                              DEPARTMENT OF STATE
                                  CERTIFICATE


     I, VICTORIA BUCKLEY, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT ACCORDING TO THE RECORDS OF THIS OFFICE, THE ATTACHED IS A FULL, TRUE AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO OF

                                 DEMEGEN, INC.
                             (COLORADO CORPORATION)

AS FILED IN THIS OFFICE AND ADMITTED TO RECORD.


Dated: October 30, 1998



                                                  /s/ VICTORIA BUCKLEY
                                                  --------------------------
                                                  SECRETARY OF STATE
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                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                         DEMETER BIOTECHNOLOGIES, LTD.


     Pursuant to the provisions of the Colorado Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Demeter BioTechnologies, Ltd.

     SECOND: The following amendments to the Articles of Incorporation were approved by the Board of Directors and adopted by a vote of the shareholders as prescribed by the Act, on September 18, 1998. The number of votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

     THIRD: The amendments to the Articles of Incorporation are as follows:

     Article I of the Articles of Incorporation is amended and restated in its entirety to read as follows:

          The name of the corporation shall be Demegen, Inc.

     Article IV of the Articles of Incorporation is amended and restated in its entirety to read as follows:

                                        ARTICLE IV

                                          CAPITAL

           The aggregate number of shares which this corporation shall have the authority to issue is one hundred million (100,000,000) shares, with a par value of $0.001 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable. The corporation may also issue up to 40,000,000 shares of preferred stock at a par value of $.001 per share. The preferred stock of the corporation shall be issued in one or more classes or series as may be determined from time to time by the Board of Directors. In establishing a class of series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and
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                                    MAIL TO:
                          Colorado Secretary of State
                              Corporations Office
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251

                             ARTICLES OF AMENDMENT
                                     to the
                           ARTICLES OF INCORPORATION



     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

     FIRST: The name of the corporation is (note 1)  EXCELSIOR CAPITAL
CORPORATION

     SECOND: The following amendments to the Articles of Incorporation was adopted on July 31, 1992, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

     ___ Such amendment was adopted by the board of directors where no shares have been issued.

     _X_ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


     That the name of the Corporation shall be changed to :


          Demeter BioTechnologies, Ltd.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

          N/A

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of


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                           ARTICLES OF INCORPORATION
                                       OF
                         EXCELSIOR CAPITAL CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these ARTICLES OF INCORPORATION.

                                   ARTICLE I

                                      NAME

     The name of the corporation shall be EXCELSIOR CAPITAL CORPORATION.


                                   ARTICLE II

                               PERIOD OF DURATION

     This corporation shall exist perpetually unless dissolved according to law.


                                  ARTICLE III

                                    PURPOSE

     The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporation may be incorporated pursuant to the Colorado Corporation Code.


                                   ARTICLE IV

                                    CAPITAL

     The aggregate number of shares which this corporation shall have the authority to issue is one hundred million (100,000,000) shares, with a par value of $0.001 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable. The corporation may also issue up to 40,000,000 shares of non-voting preferred stock at a par value of $.001 per share. The preferred stock of the Corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the


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shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of dividend;
(2) the price at and the terms and conditions on which shares shall be redeemed; (3) the amount payable upon shares in the event of involuntary liquidation; (4) the amount payable upon shares in the event of voluntary liquidation; (5) sinking fund provisions for the redemption of shares; and
(6) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion.


                                   ARTICLE V

                               PREEMPTIVE RIGHTS

     A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.


                                   ARTICLE VI

                               CUMULATIVE VOTING

     The shareholders shall not be entitled to cumulative voting.


                                  ARTICLE VII

                          SHARE TRANSFER RESTRICTIONS

     The corporation shall have the right to impose restrictions upon the transfer or any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.



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                                  ARTICLE VIII

                          REGISTERED OFFICE AND AGENT

     The initial registered office of the corporation shall be at 11404 San Juan Range Road, Littleton, CO 80127, and the name of the initial registered agent at such address is Mark A. Schauer. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE IX

                           INITIAL BOARD OF DIRECTORS

     The initial board of directors of the corporation shall consist of three (3) directors, and the names and addresses of the persons who shall serve as director until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     Mark A. Schauer, 11404 San Juan Range Road, Littleton, CO 80127;

     Dale E. Sauer, 10133 Harrison Road, Bloomington, MN 55437;

     Thomas D. Krosschell, 4363 South Blackhawk Way, Aurora, CO 80015

     The number of directors shall be fixed in accordance with the bylaws.


                                   ARTICLE X

                                INDEMNIFICATION

     Subject to the fullest rights of indemnification and limitation of liability granted by the Colorado Corporation Code as it may be amended from time to time;

     1. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent or another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including


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attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     3. To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     4. Any indemnification under 1 or 2 of this Article (unless ordered by a court) and as distinguished from 3 of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary


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or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in 1 or 2 above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     5. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in 3 or 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any or the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article.

     8. To the fullest extent provided in said Act, the Directors of the Company shall not be liable to the Corporation or its Shareholders for monetary damages.


                                   ARTICLE XI

                     TRANSACTIONS WITH INTERESTED DIRECTORS

     No contract or other transaction between the corporation and one (1) or more of its directors or any other


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corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

     (A) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors.

     (B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     (C)  The contract or transaction is fair and reasonable to the corporation.


     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

     The officer, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's board of directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release an employee of this


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Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.


                                  ARTICLE XII

                             VOTING OF SHAREHOLDERS

     With respect to any action to be taken by shareholders of this corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.


                                  ARTICLE XIII

                                  INCORPORATOR

     The name and address of the incorporator is as follows:

     Roger V. Davidson, 1401 Walnut St., Suite 200, Boulder, CO 80302.

     IN WITNESS WHEREOF, the above named incorporator signed these ARTICLES OF INCORPORATION on September 8, 1987.

                                               /s/ ROGER V. DAVIDSON
                                               -----------------------
                                               Roger  V. Davidson


STATE OF COLORADO   )
                    )  ss.
COUNTY OF BOULDER   )


     I, the undersigned, a notary public, hereby certify that on September 8, 1987, the above named incorporator personally appeared before me and being by me first duly sworn declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


     WITNESS my hand and official seal.

                                               /s/ SUSAN L. CLINE
                                               -----------------------
                                               Notary Public

                                               10-27-90
                                               -----------------------
                                               My commission expires


                                                     [NOTARY SEAL]

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